Exhibit 21.1

SUBSIDIARIES OF THE COMPANY AS OF MAY 31, 2011

•                                ASTI Transportation Systems, Inc. (Delaware)

•                                EII Transports Inc. (Pennsylvania)

•                                Gateway Trade Center Inc. (New York)

•                                Precision Solar Controls Inc. (Texas)

•                                Protection Services Inc. (Pennsylvania)

•                                SCI Products Inc. (Pennsylvania)

•                                Work Area Protection Corp. (Illinois)